	Computershare Trust Company, Inc. 250 Royall Street Canton Massachusetts 02021 Within the US, Canada & Puerto Rico XXX XXX XXXX Outside the US, Canada & Puerto Rico XXX XXX XXXX	+
MR A SAMPLE	www.computershare.com
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5 ADD 6	Holder Account Number C 1234567890 J N T

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.

Please refer to the plan prospectus/brochure to determine when the funds will be withdrawn.	Dollar Amount: The plan allows for a minimum amount of $50 with a maximum aggregate amount of $120,000 per calendar year.

Financial Institution Information
A. Please select one.	☐ Individual ☐ Joint ☐ Other	B. Please select one.	☐Checking Account ☐ Savings Account

Financial institution account number	Financial institution routing number

Note: DO NOT USE A CREDIT CARD. If you do not know your account number or the routing number, please see the reverse side of this form or check with your financial institution. Account numbers must be in numeric format.

Name(s) in which the above account is held

Note: If you are not currently enrolled in this company’s Plan, by signing this form, you agree to the following: (1) to enroll in the Plan for full dividend reinvestment so that all of your dividends will be used to purchase additional shares (if available); (2) to be bound by the terms and conditions of the prospectus or brochure that governs the Plan; (3) that you have read and fully understand the terms and conditions of the prospectus or brochure; and (4) that you further agree that your participation in the Plan will continue until you notify Computershare in writing or by other available means that you desire to terminate participation in the Plan. Upon providing such notification, you acknowledge that withdrawal from the Plan will be subject to the terms and conditions of the prospectus or brochure that governs the Plan.

I/We hereby authorize Computershare to make monthly automatic transfers of funds from the above account in the amount shown. This deduction will be used to purchase shares to be deposited into my/our account.

All owners of the financial institution account must sign below.

Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.	Date (mm/dd/yyyy)

Daytime Telephone Number	Please return completed form to:	Computershare P.O. Box 3309 Chicago IL 60690-3309

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